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                                                                     EXHIBIT 5.1

                       Wilson Sonsini Goodrich & Rosati
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                             Phone: (415) 493-9300
                           Facsimile: (415) 493-6811


                                March 24, 1997


YES! Entertainment Corporation
3875 Hopyard Road, Suite 375
Pleasanton, CA 94588

               RE:  REGISTRATION STATEMENT ON FORM S-3
                    ----------------------------------

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on March 24, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 4,325,591 shares of Common Stock, par value $.001 per share (the "Securities"). We understand that the Shares are to be sold sold by the selling stockholders identified in the Registration Statement to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Common Stock.

          It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Securities, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Securities, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                      Very truly yours,
                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/  WILSON SONSINI GOODRICH & ROSATI